The information in the preliminary prospectus supplement (as supplemented by this supplement) is not complete and may be changed. We may not sell the notes described in the preliminary prospectus supplement (as supplemented by this supplement) until we deliver a final prospectus supplement and attached prospectus. The preliminary prospectus supplement (as supplemented by this supplement) is not an offer to sell these notes nor is it seeking an offer to buy these notes in any state where the laws in that state do not permit the seller to offer or sell these notes.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-128722

and 333-128722-03

$2,500,000,000

Capital One Auto Finance Trust 2006-B

Issuing Entity

Capital One Auto Receivables, LLC

Depositor and Seller

Sponsor and Servicer

Supplement, dated July 26, 2006 (subject to completion)

to

Preliminary Prospectus Supplement, dated July 25, 2006 (subject to completion)

to

Prospectus dated July 25, 2006

This Supplement should be read in conjunction with the Preliminary Prospectus Supplement, dated July 25, 2006, and the Prospectus, dated July 25, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if the prospectus supplement (as supplemented by this supplement) or the prospectus that accompanies the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Preliminary Prospectus referenced above is hereby supplemented as follows:

Front Cover Page:

•	The total initial Note Balance indicated on the top of the front cover page should read: $2,500,000,000.

•	The column titled “Initial Note Balance” should read:

Initial Note Balance
Class A-1 Notes	$444,000,000
Class A-2 Notes	$502,000,000
Class A-3-A Notes	$442,500,000
Class A-3-B Notes	$442,500,000
Class A-4 Notes	$669,000,000

Total	$2,500,000,000

•	Under the column titled “Final Scheduled Payment Date,” the Final Scheduled Payment Date for the Class A-2 Notes should read: “May 2009 Payment Date”.

Summary of Terms:

•	The table under “Summary of Terms – The Offered Notes” should read:

Class	Initial Note Balance
Class A-1 Notes	$444,000,000
Class A-2 Notes	$502,000,000
Class A-3-A Notes	$442,500,000
Class A-3-B Notes	$442,500,000
Class A-4 Notes	$669,000,000

•	The first and second sentences of the first paragraph under “Summary of Terms – Subsequent Receivables” should read: “On the closing date, approximately $500,000,000 of the proceeds from the sale of the notes by the issuing entity will be deposited in an account, which we refer to as the “pre-funding account.” The amount deposited in the pre-funding account on the closing date represents approximately 18.55% of the initial Pool Balance (including the expected aggregate Principal Balance of the subsequent receivables).”

The Issuing Entity:

•	The second and third lines of the first table under “The Issuing Entity – Capitalization and Liabilities of the Issuing Entity” should read:

Pre-funding Account	$500,000,000
Reserve Account	$36,929,741.14

•	The second table under “The Issuing Entity – Capitalization and Liabilities of the Issuing Entity” should read:

Class A-1 Asset Backed Notes	$444,000,000
Class A-2 Asset Backed Notes	$502,000,000
Class A-3-A Asset Backed Notes	$442,500,000
Class A-3-B Asset Backed Notes	$442,500,000
Class A-4 Asset Backed Notes	$669,000,000

Total	$2,500,000,000

Weighted Average Life of the Notes:

•	The first bullet point in the second paragraph under “Weighted Average Life of the Notes” should read:

•	the issuing entity holds 10 pools of receivables with the following characteristics:

Pool	Balance	Gross Contract Rate	Assumed Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$3,881,098.49	15.214%	7/30/2006	27	25
2	$26,542,354.89	15.194%	7/30/2006	37	36
3	$88,982,156.84	14.906%	7/30/2006	49	47
4	$614,313,681.49	13.929%	7/30/2006	61	54
5	$1,422,614,940.09	14.314%	7/30/2006	72	70
6	$970,274.62	15.214%	8/30/2006	27	27
7	$6,635,588.72	15.194%	8/30/2006	37	37
8	$22,245,539.21	14.906%	8/30/2006	49	49
9	$153,578,420.37	13.929%	8/30/2006	61	61
10	$355,653,735.02	14.314%	8/30/2006	72	72

	$2,695,417,789.74

•	The fourteenth bullet point in the second paragraph under “Weighted Average Life of the Notes” should read: “$500,000,000 will be deposited in the pre-funding account on the closing date; and”

•	The “ABS Tables” referred to in “Weighted Average Life of the Notes” should read as set forth in Appendix A to this Supplement.

The Notes:

•	The second bullet point under the third paragraph under “The Notes – Payments of Principal” should read:

•	For the Class A-2 notes, May 2009 payment date;

The Transfer Agreements and the Indenture:

•	The first and second sentences of the first paragraph under “The Transfer Agreements and the Indenture—Pre-Funding Account” should read “On the closing date, approximately $500,000,000 will be deposited from the proceeds of the sale of the notes into the pre-funding account which will be included in the issuing entity property. The amount deposited from the proceeds of the sale of the notes into the pre-funding account is not more than 50% of the proceeds of the offering and represents approximately 18.55% of the initial Pool Balance (including the expected aggregate Principal Balance of the subsequent receivables).”

Underwriting:

•	The “Total” line at the bottom of the first table under “Underwriting” should read:

Total…… $444,000,000    $502,000,000    $442,500,000    $442,500,000    $669,000,000

Glossary:

•	The dollar amount shown in the definition of “Class A-1 Note Balance” under “Glossary” should read: $444,000,000.

•	The dollar amount shown in the definition of “Class A-2 Note Balance” under “Glossary” should read: $502,000,000.

•	The dollar amount shown in the definition of “Class A-3-A Note Balance” under “Glossary” should read: $442,500,000.

•	The dollar amount shown in the definition of “Class A-3-B Note Balance” under “Glossary” should read: $442,500,000.

•	The dollar amount shown in the definition of “Class A-4 Note Balance” under “Glossary” should read: $669,000,000.

Back Cover Page:

•	The table on the back cover page should read:

Class A-1 Notes	$444,000,000
Class A-2 Notes	$502,000,000
Class A-3-A Notes	$442,500,000
Class A-3-B Notes	$442,500,000
Class A-4 Notes	$669,000,000

Appendix A

ABS Tables

Percent of the Initial Note Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	0.50%	1.00%	1.70%	2.50%
Closing	100.0%	100.0%	100.0%	100.0%
September, 2006	91.0%	88.4%	84.7%	80.2%
October, 2006	77.9%	72.3%	64.1%	54.3%
November, 2006	64.9%	56.3%	43.8%	28.8%
December, 2006	51.9%	40.4%	23.7%	3.7%
January, 2007	38.9%	24.6%	4.8%	0.0%
February, 2007	27.7%	12.4%	0.0%	0.0%
March, 2007	19.2%	1.5%	0.0%	0.0%
April, 2007	10.6%	0.0%	0.0%	0.0%
May, 2007	2.1%	0.0%	0.0%	0.0%
June, 2007	0.0%	0.0%	0.0%	0.0%
July, 2007	0.0%	0.0%	0.0%	0.0%
August, 2007	0.0%	0.0%	0.0%	0.0%
September, 2007	0.0%	0.0%	0.0%	0.0%
October, 2007	0.0%	0.0%	0.0%	0.0%
November, 2007	0.0%	0.0%	0.0%	0.0%
December, 2007	0.0%	0.0%	0.0%	0.0%
January, 2008	0.0%	0.0%	0.0%	0.0%
February, 2008	0.0%	0.0%	0.0%	0.0%
March, 2008	0.0%	0.0%	0.0%	0.0%
April, 2008	0.0%	0.0%	0.0%	0.0%
May, 2008	0.0%	0.0%	0.0%	0.0%
June, 2008	0.0%	0.0%	0.0%	0.0%
July, 2008	0.0%	0.0%	0.0%	0.0%
August, 2008	0.0%	0.0%	0.0%	0.0%
September, 2008	0.0%	0.0%	0.0%	0.0%
October, 2008	0.0%	0.0%	0.0%	0.0%
November, 2008	0.0%	0.0%	0.0%	0.0%
December, 2008	0.0%	0.0%	0.0%	0.0%
January, 2009	0.0%	0.0%	0.0%	0.0%
February, 2009	0.0%	0.0%	0.0%	0.0%
March, 2009	0.0%	0.0%	0.0%	0.0%
April, 2009	0.0%	0.0%	0.0%	0.0%
May, 2009	0.0%	0.0%	0.0%	0.0%
June, 2009	0.0%	0.0%	0.0%	0.0%
July, 2009	0.0%	0.0%	0.0%	0.0%
August, 2009	0.0%	0.0%	0.0%	0.0%
September, 2009	0.0%	0.0%	0.0%	0.0%
October, 2009	0.0%	0.0%	0.0%	0.0%
November, 2009	0.0%	0.0%	0.0%	0.0%
December, 2009	0.0%	0.0%	0.0%	0.0%
January, 2010	0.0%	0.0%	0.0%	0.0%
February, 2010	0.0%	0.0%	0.0%	0.0%
March, 2010	0.0%	0.0%	0.0%	0.0%
April, 2010	0.0%	0.0%	0.0%	0.0%

Payment Date	0.50%	1.00%	1.70%	2.50%
May, 2010	0.0%	0.0%	0.0%	0.0%
June, 2010	0.0%	0.0%	0.0%	0.0%
July, 2010	0.0%	0.0%	0.0%	0.0%
August, 2010	0.0%	0.0%	0.0%	0.0%
September, 2010	0.0%	0.0%	0.0%	0.0%
October, 2010	0.0%	0.0%	0.0%	0.0%
November, 2010	0.0%	0.0%	0.0%	0.0%
December, 2010	0.0%	0.0%	0.0%	0.0%
January, 2011	0.0%	0.0%	0.0%	0.0%
February, 2011	0.0%	0.0%	0.0%	0.0%
March, 2011	0.0%	0.0%	0.0%	0.0%
April, 2011	0.0%	0.0%	0.0%	0.0%
May, 2011	0.0%	0.0%	0.0%	0.0%
June, 2011	0.0%	0.0%	0.0%	0.0%
July, 2011	0.0%	0.0%	0.0%	0.0%
August, 2011	0.0%	0.0%	0.0%	0.0%

Weighted Average Life (Years) to Call	0.43	0.36	0.30	0.25
Weighted Average Life (Years) to Maturity	0.43	0.36	0.30	0.25

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2 Notes

Payment Date	0.50%	1.00%	1.70%	2.50%
Closing	100.0%	100.0%	100.0%	100.0%
September, 2006	100.0%	100.0%	100.0%	100.0%
October, 2006	100.0%	100.0%	100.0%	100.0%
November, 2006	100.0%	100.0%	100.0%	100.0%
December, 2006	100.0%	100.0%	100.0%	100.0%
January, 2007	100.0%	100.0%	100.0%	84.4%
February, 2007	100.0%	100.0%	91.3%	67.7%
March, 2007	100.0%	100.0%	78.5%	51.2%
April, 2007	100.0%	91.6%	65.9%	34.9%
May, 2007	100.0%	82.1%	53.3%	18.9%
June, 2007	94.2%	72.5%	41.0%	3.1%
July, 2007	86.6%	63.0%	28.8%	0.0%
August, 2007	79.1%	53.6%	16.7%	0.0%
September, 2007	71.5%	44.3%	4.8%	0.0%
October, 2007	63.9%	35.0%	0.0%	0.0%
November, 2007	56.2%	25.7%	0.0%	0.0%
December, 2007	48.6%	16.6%	0.0%	0.0%
January, 2008	41.0%	7.5%	0.0%	0.0%
February, 2008	41.0%	5.4%	0.0%	0.0%
March, 2008	33.3%	0.0%	0.0%	0.0%
April, 2008	25.5%	0.0%	0.0%	0.0%
May, 2008	17.7%	0.0%	0.0%	0.0%
June, 2008	9.9%	0.0%	0.0%	0.0%
July, 2008	2.1%	0.0%	0.0%	0.0%
August, 2008	0.0%	0.0%	0.0%	0.0%
September, 2008	0.0%	0.0%	0.0%	0.0%
October, 2008	0.0%	0.0%	0.0%	0.0%
November, 2008	0.0%	0.0%	0.0%	0.0%
December, 2008	0.0%	0.0%	0.0%	0.0%
January, 2009	0.0%	0.0%	0.0%	0.0%
February, 2009	0.0%	0.0%	0.0%	0.0%
March, 2009	0.0%	0.0%	0.0%	0.0%
April, 2009	0.0%	0.0%	0.0%	0.0%
May, 2009	0.0%	0.0%	0.0%	0.0%
June, 2009	0.0%	0.0%	0.0%	0.0%
July, 2009	0.0%	0.0%	0.0%	0.0%
August, 2009	0.0%	0.0%	0.0%	0.0%
September, 2009	0.0%	0.0%	0.0%	0.0%
October, 2009	0.0%	0.0%	0.0%	0.0%
November, 2009	0.0%	0.0%	0.0%	0.0%
December, 2009	0.0%	0.0%	0.0%	0.0%
January, 2010	0.0%	0.0%	0.0%	0.0%
February, 2010	0.0%	0.0%	0.0%	0.0%
March, 2010	0.0%	0.0%	0.0%	0.0%
April, 2010	0.0%	0.0%	0.0%	0.0%
May, 2010	0.0%	0.0%	0.0%	0.0%

Payment Date	0.50%	1.00%	1.70%	2.50%
June, 2010	0.0%	0.0%	0.0%	0.0%
July, 2010	0.0%	0.0%	0.0%	0.0%
August, 2010	0.0%	0.0%	0.0%	0.0%
September, 2010	0.0%	0.0%	0.0%	0.0%
October, 2010	0.0%	0.0%	0.0%	0.0%
November, 2010	0.0%	0.0%	0.0%	0.0%
December, 2010	0.0%	0.0%	0.0%	0.0%
January, 2011	0.0%	0.0%	0.0%	0.0%
February, 2011	0.0%	0.0%	0.0%	0.0%
March, 2011	0.0%	0.0%	0.0%	0.0%
April, 2011	0.0%	0.0%	0.0%	0.0%
May, 2011	0.0%	0.0%	0.0%	0.0%
June, 2011	0.0%	0.0%	0.0%	0.0%
July, 2011	0.0%	0.0%	0.0%	0.0%
August, 2011	0.0%	0.0%	0.0%	0.0%

Weighted Average Life (Years) to Call	1.42	1.11	0.85	0.66
Weighted Average Life (Years) to Maturity	1.42	1.11	0.85	0.66

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3-A Notes and Class A-3-B Notes

Payment Date	0.50%	1.00%	1.70%	2.50%
Closing	100.0%	100.0%	100.0%	100.0%
September, 2006	100.0%	100.0%	100.0%	100.0%
October, 2006	100.0%	100.0%	100.0%	100.0%
November, 2006	100.0%	100.0%	100.0%	100.0%
December, 2006	100.0%	100.0%	100.0%	100.0%
January, 2007	100.0%	100.0%	100.0%	100.0%
February, 2007	100.0%	100.0%	100.0%	100.0%
March, 2007	100.0%	100.0%	100.0%	100.0%
April, 2007	100.0%	100.0%	100.0%	100.0%
May, 2007	100.0%	100.0%	100.0%	100.0%
June, 2007	100.0%	100.0%	100.0%	100.0%
July, 2007	100.0%	100.0%	100.0%	93.0%
August, 2007	100.0%	100.0%	100.0%	84.3%
September, 2007	100.0%	100.0%	100.0%	75.9%
October, 2007	100.0%	100.0%	96.1%	67.5%
November, 2007	100.0%	100.0%	89.5%	59.4%
December, 2007	100.0%	100.0%	83.0%	51.4%
January, 2008	100.0%	100.0%	76.6%	43.5%
February, 2008	100.0%	100.0%	73.6%	38.4%
March, 2008	100.0%	97.8%	67.3%	30.7%
April, 2008	100.0%	92.7%	61.1%	23.2%
May, 2008	100.0%	87.6%	55.0%	15.9%
June, 2008	100.0%	82.5%	49.0%	8.8%
July, 2008	100.0%	77.5%	43.1%	1.9%
August, 2008	96.8%	72.5%	37.3%	0.0%
September, 2008	92.3%	67.5%	31.6%	0.0%
October, 2008	87.9%	62.7%	26.1%	0.0%
November, 2008	83.5%	57.8%	20.6%	0.0%
December, 2008	79.1%	53.0%	15.3%	0.0%
January, 2009	74.7%	48.3%	10.1%	0.0%
February, 2009	70.3%	43.6%	5.1%	0.0%
March, 2009	65.8%	39.0%	0.2%	0.0%
April, 2009	61.4%	34.4%	0.0%	0.0%
May, 2009	57.0%	29.9%	0.0%	0.0%
June, 2009	52.6%	25.5%	0.0%	0.0%
July, 2009	48.2%	21.0%	0.0%	0.0%
August, 2009	43.8%	16.7%	0.0%	0.0%
September, 2009	39.5%	12.5%	0.0%	0.0%
October, 2009	35.2%	8.3%	0.0%	0.0%
November, 2009	30.9%	4.2%	0.0%	0.0%
December, 2009	26.6%	0.2%	0.0%	0.0%
January, 2010	22.3%	0.0%	0.0%	0.0%
February, 2010	18.0%	0.0%	0.0%	0.0%
March, 2010	13.7%	0.0%	0.0%	0.0%
April, 2010	9.4%	0.0%	0.0%	0.0%

Payment Date	0.50%	1.00%	1.70%	2.50%
May, 2010	5.1%	0.0%	0.0%	0.0%
June, 2010	0.9%	0.0%	0.0%	0.0%
July, 2010	0.0%	0.0%	0.0%	0.0%
August, 2010	0.0%	0.0%	0.0%	0.0%
September, 2010	0.0%	0.0%	0.0%	0.0%
October, 2010	0.0%	0.0%	0.0%	0.0%
November, 2010	0.0%	0.0%	0.0%	0.0%
December, 2010	0.0%	0.0%	0.0%	0.0%
January, 2011	0.0%	0.0%	0.0%	0.0%
February, 2011	0.0%	0.0%	0.0%	0.0%
March, 2011	0.0%	0.0%	0.0%	0.0%
April, 2011	0.0%	0.0%	0.0%	0.0%
May, 2011	0.0%	0.0%	0.0%	0.0%
June, 2011	0.0%	0.0%	0.0%	0.0%
July, 2011	0.0%	0.0%	0.0%	0.0%
August, 2011	0.0%	0.0%	0.0%	0.0%

Weighted Average Life (Years) to Call	2.96	2.48	1.90	1.44
Weighted Average Life (Years) to Maturity	2.96	2.48	1.90	1.44

Percent of the Initial Note Balance at Various ABS Percentages

Class A-4 Notes

Payment Date	0.50%	1.00%	1.70%	2.50%
Closing	100.0%	100.0%	100.0%	100.0%
September, 2006	100.0%	100.0%	100.0%	100.0%
October, 2006	100.0%	100.0%	100.0%	100.0%
November, 2006	100.0%	100.0%	100.0%	100.0%
December, 2006	100.0%	100.0%	100.0%	100.0%
January, 2007	100.0%	100.0%	100.0%	100.0%
February, 2007	100.0%	100.0%	100.0%	100.0%
March, 2007	100.0%	100.0%	100.0%	100.0%
April, 2007	100.0%	100.0%	100.0%	100.0%
May, 2007	100.0%	100.0%	100.0%	100.0%
June, 2007	100.0%	100.0%	100.0%	100.0%
July, 2007	100.0%	100.0%	100.0%	100.0%
August, 2007	100.0%	100.0%	100.0%	100.0%
September, 2007	100.0%	100.0%	100.0%	100.0%
October, 2007	100.0%	100.0%	100.0%	100.0%
November, 2007	100.0%	100.0%	100.0%	100.0%
December, 2007	100.0%	100.0%	100.0%	100.0%
January, 2008	100.0%	100.0%	100.0%	100.0%
February, 2008	100.0%	100.0%	100.0%	100.0%
March, 2008	100.0%	100.0%	100.0%	100.0%
April, 2008	100.0%	100.0%	100.0%	100.0%
May, 2008	100.0%	100.0%	100.0%	100.0%
June, 2008	100.0%	100.0%	100.0%	100.0%
July, 2008	100.0%	100.0%	100.0%	100.0%
August, 2008	100.0%	100.0%	100.0%	93.5%
September, 2008	100.0%	100.0%	100.0%	84.9%
October, 2008	100.0%	100.0%	100.0%	76.5%
November, 2008	100.0%	100.0%	100.0%	68.4%
December, 2008	100.0%	100.0%	100.0%	60.6%
January, 2009	100.0%	100.0%	100.0%	53.0%
February, 2009	100.0%	100.0%	100.0%	45.7%
March, 2009	100.0%	100.0%	100.0%	38.8%
April, 2009	100.0%	100.0%	93.9%	0.0%
May, 2009	100.0%	100.0%	87.7%	0.0%
June, 2009	100.0%	100.0%	81.7%	0.0%
July, 2009	100.0%	100.0%	75.9%	0.0%
August, 2009	100.0%	100.0%	70.2%	0.0%
September, 2009	100.0%	100.0%	64.8%	0.0%
October, 2009	100.0%	100.0%	59.6%	0.0%
November, 2009	100.0%	100.0%	54.6%	0.0%
December, 2009	100.0%	100.0%	49.8%	0.0%
January, 2010	100.0%	95.0%	45.2%	0.0%
February, 2010	100.0%	89.8%	40.8%	0.0%
March, 2010	100.0%	84.7%	0.0%	0.0%
April, 2010	100.0%	79.7%	0.0%	0.0%

Payment Date	0.50%	1.00%	1.70%	2.50%
May, 2010	100.0%	74.8%	0.0%	0.0%
June, 2010	100.0%	70.0%	0.0%	0.0%
July, 2010	95.5%	65.3%	0.0%	0.0%
August, 2010	90.1%	60.8%	0.0%	0.0%
September, 2010	84.8%	56.5%	0.0%	0.0%
October, 2010	79.4%	52.2%	0.0%	0.0%
November, 2010	74.1%	48.1%	0.0%	0.0%
December, 2010	68.8%	44.1%	0.0%	0.0%
January, 2011	63.6%	40.1%	0.0%	0.0%
February, 2011	58.3%	0.0%	0.0%	0.0%
March, 2011	54.5%	0.0%	0.0%	0.0%
April, 2011	50.8%	0.0%	0.0%	0.0%
May, 2011	47.1%	0.0%	0.0%	0.0%
June, 2011	43.3%	0.0%	0.0%	0.0%
July, 2011	39.6%	0.0%	0.0%	0.0%
August, 2011	0.0%	0.0%	0.0%	0.0%

Weighted Average Life (Years) to Call	4.66	4.16	3.30	2.47
Weighted Average Life (Years) to Maturity	4.83	4.40	3.49	2.56